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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated January 29, 1999 and to all references to our firm included in or made a part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

                                          Arthur Andersen LLP

San Francisco, California
July 13, 1999